EXHIBIT (a)(ix)
FOR INFORMATION PURPOSES ONLY
FORM OF WITHDRAWAL LETTER
WITHDRAWAL LETTER FOR THE U.S. OFFER TO PURCHASE FOR CASH ALL SERIES B
SHARES (INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY
SHARES) OF INDUSTRIAS BACHOCO, S.A.B. DE C.V.

TO BE COMPLETED AND SUBMITTED IN DUPLICATE BY INDEVAL PARTICIPANTS NO
LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON NOVEMBER 4, 2022

Casa de Bolsa BBVA México, S.A. de C.V.,
Grupo Financiero BBVA México
Paseo de la Reforma No. 510 Piso 16,
Col. Juárez, Ciudad de México 06600
Att: Mary Carmen Espinosa Osorio and Francisco Márquez Granillo
Email: rfi_equity.group@bbva.com, mary.espinosa@bbva.com and
franciscojavier.marquez.grani@bbva.com
Telephone: (55) 5621 9662 and/or (55) 5621 0870
Re.: Withdrawal Letter for Series B Shares of the Company
Dear [•]:
In connection with Edificio del Noroeste, S.A. de C.V.’s (the “Purchaser”) offer to purchase any and all issued and outstanding Series B shares, without par value (the “Series B Shares”), of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”), the undersigned, for and on behalf of [PARTICIPANT], which is a participant in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (the “Participant”), hereby informs Casa de Bolsa BBVA México, S.A. de C.V., Grupo Financiero BBVA México (“BBVA”), we decline to accept all of the terms of the U.S. Offer in respect of the Series B Shares listed below:
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase, dated October 6, 2022 (the “U.S. Offer to Purchase”).
Number of Series B Shares we decline:
We also confirm that, in order for such Series B Shares to be withdrawn in the U.S. Offer, they will be transferred to account No.                   that the Participant maintains with S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., in accordance with the terms set forth in the U.S. Offer to Purchase.
Signed on [•] of [•] of 2022
Name of Participant:
Name of Attorney-in-Fact
Signature of Attorney-in-Fact
The attorney-in-fact certifies on behalf of the Participant that the information concerning its clients or its own position is true and that it has powers of attorney granted by the Participant and the Participant has sufficient legal authority granted by its clients, to submit this Withdrawal Letter.

Please include the following information:
Contact Name:
Contact Phone:
Contact Email:
The Withdrawal Letters must be sent by the Participant to the offices of BBVA located at Av. Paseo de la Reforma 510, 18th Floor, Col Juarez, 06600, Mexico City, Mexico addressed to the attention of Mary Carmen Espinoza Osorio and/or Francisco Marquez Granillo (telephone number +52 (55) 5621-9662 and/or +52 (55) 5621-0870 and e-mail address: rfi_equity.group@bbva.com, mary.espinosa@bbva.com and franciscojavier.marquez.grani@bbva.com). The hours for receipt of the Withdrawal Letters will be from 10:00 to 17:00 hours, New York time, during all business days of the Offer period, including the Expiration Date.
The right of withdrawal of the U.S. Offer by shareholders who accept the U.S. Offer will be without penalty or sanction. Any withdrawal of acceptance of the U.S. Offer may not be revoked and Series B Shares withdrawn will not be considered as validly tendered for purposes of the U.S. Offer; however, Series B Shares withdrawn may be tendered again at any time up to the Expiration Date, provided that the requirements set forth in the U.S. Offer to Purchase are satisfied.
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of any withdrawal of Series B Shares will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding to all parties. The Purchaser reserves the absolute right to reject any or all withdrawn tenders of Series B Shares determined by it not to be in proper form or the acceptance of withdrawals which may, in the opinion of its counsel, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in any withdrawal of Series B Shares of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No withdrawal of Series B Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither the Purchaser nor any of its affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any resolution by the Purchaser to accept a withdrawal shall be final and binding, and neither the Purchaser or BBVA will be liable.
None of the Purchaser or BBVA will be liable for any act or omission by any Participant or shareholder of Company in respect of any Withdrawal Letter regarding the U.S. Offer or in respect of any Series B Shares tendered as part of the U.S. Offer as a result of any act or omission of any Participant.
The undersigned certifies and acknowledges that BBVA is acting solely in its capacity as intermediary and settlement agent of the Mexican Offer and not in any other capacity. BBVA’s participation in connection hereto, including the receipt of Withdrawal Letter and the return of Series B Shares from its Indeval account will occur solely through Indeval’s systems in Mexico.
THE RECEIPT BY BBVA OF THIS WITHDRAWAL LETTER FROM THE UNDERSIGNED INDEVAL PARTICIPANT IN MEXICO SHALL NOT BE CONSTRUED AS A FORM OF COMMUNICATION BETWEEN BBVA AND HOLDERS OF SERIES B SHARES IN THE UNITED STATES AND SHALL NOT IMPLY THAT BBVA IS CARRYING OUT ANY ACTIVITY IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF PURCHASER OR OTHERWISE.
The undersigned certifies, on behalf of the institution he/she warrants, that the information regarding his/her clients or on his/her own behalf contained in this Withdrawal Letter of the U.S. Offer is correct and complete, that he/she knows and accepts the terms of the U.S. Offer, and that he/she has the powers to present and bind him/herself in terms of this Withdrawal Letter of the U.S. Offer.
Except where indicated to the contrary, the terms used in this Withdrawal Letter shall have the same meaning as in the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures in this Withdrawal Letter and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.
Attached hereto is a copy of the power of attorney granted to the person(s) signing this Withdrawal Letter on behalf of the Participant.
Sincerely yours, [PARTICIPANT]

By:
Title:
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